Exhibit 10(b)







                              As of October 1, 1997



Mr. David L. Marshall
16 Governors Harbour
Hilton Head Island
South Carolina 29926

Dear David:

                  Reference is made to your employment agreement dated as of June 1, 1997 (the "Agreement"). This will set forth amendments to that Agreement, as we have mutually agreed:

                  1. Section 3 of the Agreement is hereby amended by adding the following sentence at the end of subsection (a):

                  Beginning as of October 1, 1997, your salary rate shall increase to $75,000 per year.

                  2. Section 3 of the Agreement is hereby amended by adding the phrase, "Key Employees Incentive Plan," after the word "Company's" in the first sentence of subsection (b).

                  3. Section 8 of the Agreement is hereby amended by deleting the phrase, "within the Pittston Services Group" in clauses (i) and (ii) thereof.

                  These amendments are effective from and after October 1, 1997. Except as otherwise provided herein, the terms and conditions of the Agreement shall remain in full force and effect.

                  Please acknowledge your agreement with the terms hereof by your signature in the space provided below.

                                                              Very truly yours,

                                                           THE PITTSTON COMPANY


                                              By  /s/ J. Farrell         10/1/97
                                                  Chairman of the Board     Date


                  I hereby acknowledge and agree that the foregoing is in accordance with our agreement.


                                                    /s/ D. L. Marshall   10/7/97
                                                  David L. Marshall         Date


Dated as of October 1, 1997